CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 31, 2006 accompanying the financial statements of Insured Municipals Income Trust, 247th Insured Multi-Series as of January 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".


                                                           GRANT THORNTON LLP


New York, New York
May 24, 2006